Exhibit 10.5

AGREEMENT

This Agreement (this “Agreement”), dated as of June 3, 2020, is entered into by and among Blake Enterprises I, Inc., a Delaware corporation, Blake Enterprises II, Inc., a Delaware corporation, and Blake Enterprises III, Inc., a Delaware corporation (collectively, the “Baker Entities”), Blake Baker, Compstar Holding Company LLC, a Delaware limited liability company (the “Company”), Trean Holdings LLC, a Delaware limited liability company (“Trean”), and Trean Compstar Holdings LLC, a Delaware limited liability company (“Trean Compstar”).  Capitalized terms used and not defined in this Agreement shall have the respective meanings ascribed to such terms in the Company’s Limited Liability Company Agreement, dated as of April 2, 2018 (as amended) (the “LLC Agreement”).

1.           (a)          In connection with any Initial Public Offering for the IPO Entity (as such terms are defined below) that occurs before December 31, 2020 and promptly after the closing (the “Closing”) of reorganization transactions pursuant to which the equity interests, or all or substantially all of the assets and liabilities, of Trean and of BIC Holdings LLC (“BIC”) will be directly or indirectly contributed or transferred to the IPO Entity in exchange for shares of common stock (“Common Stock”) in the IPO Entity (the “Trean and BIC Reorganization”), the transactions set forth in subsections (i) through (iii) of this Section 1(a) shall be effected by the parties to this Agreement (and the parties to this Agreement will not conduct an Initial Public Offering of the IPO Entity prior to December 31, 2020 without effecting the Trean and BIC Reorganization and the transactions set forth in the following subsections (i) through (iii) of this Section 1(a)):

(i)          the Baker Entities will (and will cause their Permitted Transferees to) substantially concurrent with the Closing, exchange all of their Class B Units (and all rights under the LLC Agreement relating thereto) for a number of shares of Common Stock (to be allocated amongst the Baker Entities in the same proportions in which the Baker Entities hold Class B Units as of immediately prior to the Exchange) of the IPO Entity equal to an aggregate of 14.45% of the total number of shares of Common Stock of the IPO Entity outstanding immediately before giving effect to the shares of Common Stock to be issued in the Initial Public Offering for the IPO Entity (and calculated without giving effect to (i.e., without counting) (A) any shares of Common Stock issuable upon the exercise of any greenshoe option in connection with the Initial Public Offering, and (B) up to an additional number of shares of Common Stock issuable upon the exercise of options or warrants (excluding the greenshoe option described in the foregoing clause (A)) that are then outstanding and that, if exercised, would be equal to two percent (2%) of the fully-diluted shares of Common Stock of the IPO Entity at such time) (such exchange transaction, the “Exchange”);

(ii)         the Baker Entities will (and will cause their Permitted Transferees to) sell in the Initial Public Offering, on the same terms as the other shares of Common Stock of the IPO Entity that are being sold in the Initial Public Offering (including by entering into customary agreements (including underwriting and lockup agreements) requested by the IPO Entity or the underwriters in connection therewith), a number of shares of Common Stock of the IPO Entity received by them in the Exchange that would result in the Baker Entities and their Permitted Transferees owning an aggregate of 9.99% of the total number of shares of Common Stock of the IPO Entity outstanding immediately after giving effect to the completion of the Initial Public Offering (calculated before giving effect to the exercise of any greenshoe option in connection with the Initial Public Offering, and calculated without giving effect to any Common Stock issuable upon the exercise of any options or warrants); provided that all Registration Expenses (as defined below, and excluding, for the avoidance of doubt, any selling commissions, underwriter discounts or similar fees, and legal fees and expenses of legal counsel and other advisors of the Baker Entities, if any) shall be borne by the IPO Entity. “Registration Expenses” means all expenses of the IPO Entity in connection with the Initial Public Offering, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, reimbursement of fees and expenses of the underwriter(s) for the Initial Public Offering (to the extent the Company is responsible for such reimbursement, and excluding, for the avoidance of doubt, selling commissions, underwriter discounts and similar fees applicable to the Common Stock to be sold by the Baker Entities in the Initial Public Offering) and fees and disbursements of counsel for the IPO Entity, fees and disbursements of all independent certified public accountants of the IPO Entity, the expense of any annual audit or quarterly review of the IPO Entity, and the expenses and fees for listing the Common Stock of the IPO Entity to be registered on any applicable securities exchange; and

(iii)        substantially concurrent with such Closing, (A) Blake Baker will, and the Company will cause OpCo to, enter into an amendment to the Employment Agreement between Blake Baker and Opco, dated as of April 2, 2018, in the form attached as Exhibit A hereto, it being understood and agreed that such amendment will not limit or affect the covenants and agreements contained in Section 5 of the Management Incentive Unit Agreement between the Company and Blake Baker, which Management Incentive Unit Agreement will continue in effect after such Closing, and (B) the LLC Agreement will terminate and cease to apply without any further action by the parties thereto immediately following the completion of the Exchange and the contribution by the IPO Entity to Trean Compstar of the Class B Units acquired by the IPO Entity in the Exchange; provided, however, that (1) the rights and obligations of the parties to the LLC Agreement under Sections 13.1 and 13.2 thereto (Exculpation and Indemnification) with respect to acts or omissions occurring prior to the Closing shall survive the termination of the LLC Agreement; (2) the provisions of Article V (Distributions) and Article VI (Allocations) shall continue to govern as they relate to periods prior to the Closing; and (3) such termination of the LLC Agreement shall not relieve any party thereto from liability for breaches thereof that occurred prior to such termination. For the sake of clarity, and without limiting the generality of previous sentence, the forfeiture restrictions applicable to the Class B Units held by Baker and his Permitted Transferees (including without limitation the Baker Entities) and the corresponding repurchase rights, each as set forth in Section 9.3 of the LLC Agreement, will automatically terminate upon the occurrence of the Exchange and be of no further force or effect, and shall not apply to any shares of Common Stock of the IPO Entity acquired by the Baker Entities in the Exchange.

(b)          As used in this Agreement, (i) “Initial Public Offering” means an initial public offering of the securities of the IPO Entity in accordance with the provisions of the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, and (ii) “IPO Entity” means any of Trean, BIC, any direct or indirect parent, subsidiary or other Affiliate of or successor to Trean or BIC, or any other Person that acquires all or substantially all of the equity interests or the assets and liabilities of Trean and BIC, that in any such case is the issuer of Common Stock in an Initial Public Offering (which entity may be formed after the date hereof), which shall for applicable purposes hereunder be deemed to be a Successor Entity under the LLC Agreement.

(c)          In connection with the Exchange, (i) the Baker Entities represent that the amount of consolidated EBITDA of the Company for the twelve-month period ended December 31, 2019 (“Consolidated Company EBITDA”), as disclosed by the Baker Entities to Trean Compstar prior to the date hereof, was derived from the books and records of the Company and its subsidiaries, which books and records are accurate and complete in all material respects, and calculated in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”), and (ii) Trean Compstar represents that the combined EBITDA of Trean and its subsidiaries (other than the Company and its subsidiaries) and BIC and its subsidiaries for the twelve-month period ended December 31, 2019 (“Combined Trean/BIC EBITDA”), as disclosed by Trean or its Affiliates to Blake Baker prior to the date hereof, was derived from the books and records of Trean and its subsidiaries (other than the Company and its subsidiaries) and BIC and its subsidiaries, which books and records are accurate and complete in all material respects, and calculated in all material respects in accordance with GAAP, except that (A) certain items and amounts included in the calculation of Combined Trean/BIC EBITDA were not calculated in accordance with GAAP but were calculated in all material respects in accordance with the historical accounting practices of Trean and its subsidiaries (other than the Company and its subsidiaries) and BIC and its subsidiaries, and with respect to those items and amounts not calculated in accordance with GAAP, Trean or its Affiliates has provided to Baker and the Baker Entities the adjustments that have been made to the Combined Trean/BIC EBITDA in respect of such non-GAAP items (the “Adjustments”), and (B) for the avoidance of doubt, no portion of the Consolidated Company EBITDA was included in the Combined Trean/BIC EBITDA.  Trean Compstar further represents that the Adjustments (which increase the Combined Trean/BIC EBITDA) are reversals of actual expenses taken into account in the pre-Adjustment calculation of the Combined Trean/BIC EBITDA.

(d)          The parties to this Agreement intend that the Trean and BIC Reorganization, the Initial Public Offering (together with the exercise of any greenshoe option in connection with the Initial Public Offering) and the transaction set forth in subsection (i) of Section 1(a) above will be treated as part of an integrated transaction qualifying for tax-free treatment under Section 351 of the Code (subject to the application of Section 351(h)(1) and Section 357 of the Code), and shall not take any position on a tax return or otherwise that is inconsistent with such treatment, except as required by law. The parties agree that they will not enter into any transactions, including but not limited to the sale of shares or the grant of options and excluding the sale of Common Stock by stockholders in the Initial Public Offering, that would result in the control requirement of Section 351(a) of the Code not being satisfied immediately after the completion of such integrated transaction.

(e)          The parties to this Agreement acknowledge that the percentage of shares of Common Stock of the IPO Entity to be issued to the Baker Entities in the Exchange (i.e., 14.45%) was  calculated based, in part, upon the respective capitalizations (including without limitation levels of indebtedness) of the Company, Trean and BIC as of December 31, 2019.  If a material change to the capitalization of the Company, Trean or BIC occurs after December 31, 2019 and prior to the consummation of the Initial Public Offering (other than the Trean and BIC Reorganization, the Exchange, and the transactions contemplated by and relating to the Trean and BIC Reorganization and the Exchange), the parties hereto agree to equitably adjust the percentage of shares of Common Stock of the IPO Entity to be issued to the Baker Entities in the Exchange in the same manner as would have been effected had such change occurred as of December 31, 2019 in order to equitably reflect the purposes and intentions of the parties in entering into this Agreement (it being understood that if any such change results in the Baker Entities receiving a larger percentage of the shares of Common Stock of the IPO Entity in the Exchange than is provided in Section 1(a)(i) above, the Baker Entities will still be required to sell a sufficient number of shares of Common Stock in the IPO as contemplated by Section 1(a)(ii) above such that the aggregate ownership of shares of Common Stock by the Baker Entities will be 9.99% of the total number of shares of Common Stock of the IPO Entity outstanding immediately after giving effect to the completion of the Initial Public Offering (calculated before giving effect to the exercise of any greenshoe option in connection with the Initial Public Offering, and calculated without giving effect to any Common Stock issuable upon the exercise of any options or warrants).

2.           Representations and Warranties of Baker and the Baker Entities. Baker and the Baker Entities hereby jointly and severally represent and warrant to Trean, Trean Compstar and the IPO Entity as follows:

(a)          Ownership; No Encumbrances. Immediately prior to the Exchange, the Baker Entities will be the only record and beneficial owner of the Class B Units, with good and marketable title thereto, free and clear of all liens, pledges, charges and other encumbrances and restrictions of any nature (other than the pledge of such Class B Units in favor of Oak Street Funding LLC, which the parties hereto agree to use commercially reasonable efforts to remove (or to replace with a similar pledge by Trean Compstar of such Class B Units following the Exchange), and are not subject to any adverse claim thereon (other than with respect to any restrictions on transfer imposed by the LLC Agreement, which the parties hereto hereby waive solely in connection with effecting the Exchange).

(b)          Authority.  Each of the Baker Entities has the requisite power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Baker and each of the Baker Entities. The execution, delivery and performance of this Agreement has been duly authorized by each of the Baker Entities. The execution and delivery of this Agreement and performance by Baker and each of the Baker Entities of his or its respective obligations hereunder, the consummation of the transactions contemplated hereby and the compliance by Baker and each of the Baker Entities with any of the provisions hereof will not (i) violate or conflict with the organizational documents of each of the Baker Entities, (ii) violate or conflict with any action, suit or order affecting any of the Baker Entities or the Class B Units, or (iii) require any consent or other action by any other Person under, or constitute a default under, any provision of any contract, agreement or other instrument to which Baker or any of the Baker Entities is a party or to which Baker or any of the Baker Entities assets are bound (other than with respect to any restrictions on transfer imposed by the LLC Agreement, which the parties hereto hereby waive solely in connection with effecting the Exchange). This Agreement constitutes the valid and binding obligation of Baker and each of the Baker Entities, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)          Accredited Investor.  Each of the Baker Entities is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor federal law then in force.

(d)          Access to Information. Each of Baker and the Baker Entities has had an opportunity to ask Trean questions and receive answers regarding the IPO Entity and Trean’s and BIC’s operations and financial performance and has had access to such other information concerning the IPO Entity and Trean’s and BIC’s operations and financial performance as Baker and the Baker Entities has requested.

(e)          Independent Analysis.  Each of Baker and the Baker Entities has conducted its own independent investigation into the IPO Entity, Trean, BIC, their respective businesses and their respective prospects and has relied solely on the results of its own due diligence inquiries, and the representations and warranties of Trean and Trean Compstar contained herein.

(f)          No General Solicitation. None of Baker or the Baker Entities is entering into this Agreement as a result of any advertisement, article, notice or other communication regarding the transactions contemplated hereby published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.           Representations and Warranties of Trean and Trean Compstar.  Trean and Trean Compstar hereby jointly and severally represent and warrant to each of the Baker Entities as follows:

(a)          Issuance; No Encumbrances. At the time of the Exchange, the IPO Entity will have the authority to issue the Common Stock to be issued in the Exchange.  Immediately following the consummation of the Exchange, the Baker Entities will acquire good title to the Common Stock to be issued to the Baker Entities in the Exchange, free and clear of all liens, pledges, charges and other encumbrances and restrictions of any nature (subject to any such encumbrances that may be imposed as a result of any agreements or obligations of Baker or the Baker Entities, and subject to any restrictions under applicable securities laws).

(b)          Authority.  Each of Trean and Trean Compstar has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Trean and Trean Compstar. The execution, delivery and performance of this Agreement has been duly authorized by Trean and Trean Compstar. The execution and delivery of this Agreement and performance by Trean and Trean Compstar of their respective obligations hereunder, the consummation of the transactions contemplated hereby and the compliance by Trean and Trean Compstar with any of the provisions hereof will not (i) violate, or conflict with, the organizational documents of Trean or Trean Compstar, (ii) violate or conflict with any action, suit or order affecting Trean or Trean Compstar, or (iii) require any consent or other action by any other Person under, or constitute a default under, any provision of any contract, agreement or other instrument to which Trean or Trean Compstar is a party or to which any of Trean’s or Trean Compstar’s assets are bound. This Agreement constitutes the valid and binding obligation of Trean and of Trean Compstar, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)          Access to Information. Trean and Trean Compstar have had an opportunity to ask Baker and the Baker Entities questions and receive answers regarding the Company and the Company’s operations and financial performance and have had access to such other information concerning the Company and the Company’s operations and financial performance as Trean and Trean Compstar have requested.

4.           Sections 17.7-17.10, 17.12-17.13 and 17.21 of the LLC Agreement shall apply to this Agreement as if fully set forth herein (notwithstanding Section 1(a)(iii)(B) above), mutatis mutandis.  This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto, except that the Company, Trean and Trean Compstar may assign any or all of their rights hereunder to the IPO Entity. This Agreement and the other documents referred to herein embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt all prior understandings or agreements by or among such parties which may have related to the subject matter hereof, and in the event of any conflict between the terms of this Agreement and the LLC Agreement, the terms of this Agreement shall control. This Agreement may be amended only by the mutual written agreement of the parties hereto.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement.  In the event that any signature to this Agreement is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPSTAR HOLDING COMPANY LLC

By:	/s/ Andrew M. O'Brien
	Name:	Andrew M. O’Brien
	Title:	Authorized Signatory

TREAN COMPSTAR HOLDINGS LLC

By:	/s/ Andrew M. O'Brien
	Name:	Andrew M. O’Brien
	Title:	Authorized Signatory

TREAN HOLDINGS LLC

By:	/s/ Andrew M. O'Brien
	Name:	Andrew M. O’Brien
	Title:	Authorized Signatory

By:	/s/ Blake Baker
Blake Baker

BLAKE ENTERPRISE I, INC.
BLAKE ENTERPRISES II, INC.
BLAKE ENTERPRISES III, INC.

By:	/s/ Blake Baker
	Name:	Blake Baker
	Title:	President

Exhibit A

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT